Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 9, 2010 with respect to the audited financial statements of Medical Care Technologies, Inc. for the years ended December 31, 2009 and 2008.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

January 5, 2011